Exhibit 99.1

Vireo Growth Inc. Announces Closing of Deep Roots Harvest Acquisition in Nevada

MINNEAPOLIS – June 9, 2025 – Vireo Growth Inc. (“Vireo” or the “Company”) (CSE: VREO; OTCQX: VREOF), today announced that it has closed its previously-announced transaction to acquire Nevada-based Deep Roots Holdings, Inc. (“Deep Roots”).

Deep Roots was founded in 2023 and is a consistently solid operator in Nevada’s mature cannabis market, with a 54,000 square foot cultivation and manufacturing facility and ten active retail dispensaries. The company maintains strong relative performance due to favorable contributions from strategically situated stores in Southern Nevada on the Utah border, and also holds equity and debt investments in a retail chain in California, and a vertical operator in Ohio and Massachusetts.

Total consideration for the transaction was $132.7 million, paid in the form of 255.2 million Subordinate Voting Shares of Vireo at a reference price per share of $0.52. The purchase price of the Deep Roots transaction represents a multiple of 4.175x 2024 “Closing EBITDA” of $30 million. The transaction is subject to clawback provisions if 2026 EBITDA is below Closing EBITDA as of December 31, 2026. The selling shareholders all agreed to voluntary share lock-up provisions, with tranches of shares received in connection with the closing unlocking over a 33-month period.

About Vireo Growth Inc.

Vireo was founded as a pioneer in medical cannabis in 2014 and we are fueled by an entrepreneurial drive that sustains our ongoing commitment to serve and delight our key stakeholders, most notably our customers, our employees, our shareholders, our industry collaborators, and the communities in which we live and operate. We work every day to get better and our team prioritizes 1) empowering and supporting strong local market leaders and 2) strategic, prudent capital and human resource allocation. For more information, please visit www.vireogrowth.com.

Contact Information

Joe Duxbury

Chief Accounting Officer

investor@vireogrowth.com

(612) 314-8995

Forward-Looking Statement Disclosure

This press release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” “transformation,” and “pending,” variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes, but may not be limited to, statements regarding the Merger Transactions, including the timeline for the closing of the Merger Transactions; shareholder approval of the Merger Transactions; and the regulatory approvals required for the Merger Transactions. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to the shareholder approval of the Merger Transactions; risks related to regulatory approval of the Merger Transactions; and risk factors set out in the Company’s Form 10-K for the year ended December 31, 2024 and the Company’s information statement regarding the Merger Transactions, both of which are available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca. The statements in this press release are made as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.